Exhibit 10.1

BB&T
LOAN AGREEMENT

Account Number

This Loan Agreement (the “Agreement”) is made this 13th day of April, 2010 by and among BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Bank”), INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (“Borrower”), having its chief executive office at 7100 Grade Lane in Louisville, Kentucky and BB&T BANKCARD CORPORATION, a corporation (“BB&T BankCard”).

The Borrower has applied to Bank for and the Bank has agreed to make, subject to the terms of this Agreement, the following loan (hereinafter referred to as “Loan” and “Line of Credit”):

Line of Credit in the maximum principal amount not to exceed $20,000,000 for the purpose of financing temporary fluctuations in Borrower’s inventory and accounts. The initial advance on the Line of Credit shall be applied to repay Borrower’s existing working capital line (Account Number 9580514992/00011) and Borrower’s existing short-term loan (Account Number 9580514992/00016). The Line of Credit shall be evidenced by the Borrower’s Promissory Note dated on the date hereof which shall mature April 13, 2013, when the entire unpaid principal balance then outstanding plus accrued interest thereon shall be paid in full. Prior to maturity or the occurrence of any Event of Default hereunder and subject to any Loan Base Report limitations, as applicable, the Borrower may borrow, repay and reborrow under the Line of Credit through maturity. The Line of Credit shall bear interest at the rate set forth in any such Note evidencing all or any portion of the Line of Credit, the terms of which are incorporated herein by reference.

Other Credit Relationship (collectively, “Other Credit Relationship”): (a) in the original principal amount $6,000,000, pursuant to the terms and conditions of a loan agreement between Bank and Borrower dated May 7, 2008 (the “Shredder Loan”); (b) in the original principal amount of $3,000,000, pursuant to the terms of a loan agreement between Bank and Borrower dated May 7, 2008 (the “Rental Fleet Loan”); (c) in the original principal amount of $609,900, pursuant to the terms and conditions of a loan agreement between Bank and Borrower dated October 22, 2008 (the “Crane Loan”); (d) in the original principal amount of $5,000,000, pursuant to the terms and conditions of a loan agreement dated June 30, 2009 among Bank, Borrower, ISA Real Estate, LLC (“ISA Real”), ISA Indiana Real Estate, LLC (“ISA Indiana”) and 7021 Grade Lane LLC (“7021 Grade”) (the “Term Loan”); and (e) in the maximum principal amount not to exceed $2,500,000 outstanding at any time, pursuant to the terms and conditions of the BB&T Bankcard Corporation Commercial Card Plan Agreement for the purpose described in such agreement, dated December 8, 2003, by and between Borrower and BB&T Bankcard, such credit card facility having been reduced to a principal sum not to exceed $500,000 so long as the Term Loan shall be outstanding (the “Credit Card Facility”). Hereinafter ISA Real, ISA Indiana and 7021 Grade shall sometimes be referred to collectively as “Mortgagors”.

The promissory notes evidencing the Loan and/or the Other Credit Relationship are referred to herein as the “Notes” and shall include all extensions, renewals, modifications and substitutions thereof. The Loan and/or the Other Credit Relationship shall be secured by all of the collateral described below.

Additional terms, conditions and covenants of this Agreement are described in Schedule DD, or other schedule attached hereto, the terms of which are incorporated herein by reference.

Conditions Precedent

The Bank shall not be obligated to make any disbursement of Loan proceeds until all of the following conditions have been satisfied by proper evidence, execution, and/or delivery to the Bank of the following items in addition to this Agreement, all in form and substance satisfactory to the Bank and the Bank’s counsel in their sole discretion:

USA Patriot Act Verification Information: Information or documentation, including but not limited to the legal name, address, tax identification number, driver’s license, and date of birth (if the Borrower is an individual) of the Borrower sufficient for the Bank to verify the identity of the Borrower in accordance with the USA Patriot Act. Borrower shall notify Bank promptly of any change in such information.

Note: The Note evidencing the Loan duly executed by the Borrower.

Mortgages: The Mortgages of Real Estate in which Borrower or the other owners thereof (“Mortgagors”) shall grant Bank mortgage liens on the Borrower’s or the Mortgagors’ real property and improvements thereon (“Mortgaged Property”).

Assignments of Leases and Rents: The Assignments of Leases and Rents in which the Borrower or Mortgagors shall assign to Bank all existing and thereafter arising leases on the Mortgaged Property and the rents and profits therefrom.

Security Agreement: Security Agreement in which Borrower and any other owner of personal property collateral (a “Debtor”) shall grant to Bank a first priority security interest in the personal property specified therein. (If Bank has or will have a security interest in any collateral which is inferior to the security interest of another creditor, Borrower must fully disclose to Bank any and all prior security interests, and Bank must specifically approve any such security interest which will continue during the Loan.)

UCC Financing Statements: Copies of UCC Financing Statements duly filed in Borrower’s or Debtor’s state of incorporation, organization or residence, and in all jurisdictions necessary, or in the opinion of the Bank desirable, to perfect the security interests granted in the Security Agreement, and certified copies of Information Requests identifying all previous financing statements on record for the Borrower or Debtor, as appropriate from all jurisdictions indicating that no security interest has previously been granted in any of the collateral described in the Security Agreement, unless prior approval has been given by the Bank.

Modification Agreement: Modification Agreement executed by Borrower, Mortgagors and Bank relative to the mortgages and related security instruments heretofore granted by Mortgagors to Bank, duly recorded with the recording offices of the counties in which the mortgage and related security instruments have been recorded, modifying such mortgages and security instruments to secure the Line of Credit and Other Credit Relationship.

Authorization and Certificate: An Authorization and Certificate executed by Borrower and each Debtor under which such Borrower and Debtor authorize Bank to file a UCC Financing Statement describing collateral owned by such Borrower or Debtor.

Corporate Resolution: A Corporate Resolution duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery, and performance of the Loan Documents on or in a form provided by or acceptable to Bank.

Articles of Incorporation: A copy of the Articles of Incorporation and all other charter documents of the Borrower, all filed with and certified by the Secretary of State of the Slate of the Borrower’s incorporation.

By-Laws: A copy of the By-Laws of the Borrower, certified by the Secretary of the Borrower as to their completeness and accuracy.

Certificate of Incumbency: A certificate of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents.

Certificate of Existence: A certification of the Secretary of State (or other government authority) of the State of the Borrower’s Incorporation or Organization as to the existence or good standing of the Borrower and its charter documents on file.

Members’ Certifications and Consents: A Members’ Certification and Consent for each Mortgagor, duly authorized and executed by each Mortgagor’s members authorizing the execution, delivery and performance of the Modification Agreements on or in a form provided by or acceptable to Bank.

Articles of Organization: A copy of the Articles of Organization and all other charter documents of each Mortgagor, all filed with and certified by the respective Secretaries of State of the State of each Mortgagor’s organization.

Certificate of Existence: A certification of the Secretary of State (or other government authority) of the State of each Mortgagor’s organization as to the existence or good standing of each Mortgagor.

Operating Agreements: A copy of the Operating Agreement of each Mortgagor, if any, certified by the manager or other appropriate officer of the Mortgagor as to their completeness and accuracy.

Certificate of Existence: A certification of the Secretary of State (or other government authority) of the State of each Mortgagor as to the existence or good standing of such Mortgagor.

Opinion of Counsel: An opinion of counsel for the Borrower, Debtor and Mortgagors satisfactory to the Bank and the Bank’s counsel. \

Additional Documents: Receipt by the Bank of other approvals, opinions, or documents as the Bank may reasonably request.

Representations and Warranties

The Borrower represents and warrants to Bank that:

Financial Statements. The balance sheet of the Borrower and its subsidiaries (collectively the “Subsidiaries”) and the related Statements of Income and Retained Earnings of the Borrower and Subsidiaries, the accompanying footnotes together with the accountant’s opinion thereon, and all other financial information previously furnished to the Bank, are true and correct and fairly reflect the financial condition of the Borrower and Subsidiaries as of the dates thereof, including all contingent liabilities of every type, and the financial condition of the Borrower and Subsidiaries as stated therein has not changed materially and adversely since the date thereof. Borrower represents that all subsidiaries of Borrower are listed on Exhibit A to this Agreement.

Name Capacity and Standing. The Borrower’s exact legal name is correctly stated in the initial paragraph of the Agreement. Borrower is a corporation, and warrants and represents that it is duly organized and validly existing under the laws of its state of incorporation or organization; that Borrower is duly qualified and in good standing in every other state in which the nature of its business shall require such qualification, and is duly authorized by its board of directors to enter into and perform the obligations under the Loan Documents.

No Violation of Other Agreements. The execution of the Loan Documents, and the performance by the Borrower, Mortgagors and Debtor will not violate any provision, as applicable, of its articles of incorporation, by-laws, articles of organization, operating agreement, agreement of partnership, limited partnership or limited liability partnership, or, of any law, other agreement, indenture, note, or other instrument binding upon the Borrower, Mortgagors and Debtor, or give cause for the acceleration of any of the respective obligations of the Borrower, Mortgagors and Debtor.

Authority. All authority from and approval by any federal, state, or local governmental body, commission or agency necessary to the making, validity, or enforceability of this Agreement and the other Loan Documents has been obtained.

Asset Ownership. The Borrower and each Subsidiary have good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements furnished to the Bank, and all such properties and assets are free and clear of mortgages, deeds of trust, pledges, liens, and all other encumbrances except as otherwise disclosed by such financial statements. In addition, each Mortgagor and Debtor has good and marketable title to such collateral, free and clear of any liens, security interests and encumbrances, except as otherwise disclosed to Bank,

Discharge of Liens and Taxes. The Borrower and Subsidiaries have filed, paid, and/or discharged all taxes or other claims which may become a lien on any of their respective properties or assets, excepting to the extent that such items are being appropriately contested in good faith and for which an adequate reserve (in an amount acceptable to Bank) for the payment thereof is being maintained.

Regulations U and X. None of the Loan proceeds shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of the provisions of Regulation U and Regulation X of the Board of Governors of the Federal Reserve System.

ERISA. Each employee benefit plan, as defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained by the Borrower or by any Subsidiary meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended, and no “Reportable Event” nor “Prohibited Transaction” (as defined by ERISA) has occurred with respect to any such plan.

Litigation. There is no claim, action, suit or proceeding pending, threatened or reasonably anticipated before any court, commission, administrative agency, whether State or Federal, or arbitration which will materially adversely affect the financial condition, operations, properties, or business of the Borrower or Subsidiaries or the ability of the Borrower, Subsidiaries, Mortgagor or Debtor to perform their obligations under the Loan Documents, except as set forth on Exhibit B attached hereto and incorporated herein by reference.

Other Agreements. The respective representations and warranties made by Borrower, Mortgagor or Debtor to Bank in the other Loan Documents arc true and correct in all respects on the date hereof.

Binding and Enforceable. The Loan Documents, when executed, shall constitute valid and binding obligations of the Borrower, Mortgagors and Debtor respectively, the execution of such Loan Documents has been duly authorized by the parties thereto, and are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors’ rights generally.

Commercial Purpose. The Loan and Other Credit Relationship are not “consumer transactions”, as defined in the Kentucky Uniform Commercial Code, and none of the collateral was or will be purchased or held primarily for personal, family or household purposes.

Affirmative Covenants

The Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, Borrower shall:

Maintain Existence and Current Legal Form of Business. (a) Maintain its existence and good standing in the state of its incorporation or organization, (b) maintain its current legal form of business indicated above, (c) as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which such qualification is required; (d) maintain its current management and ownership (except for sales of its stock which do not in the aggregate result in a change of control); and (e) in the event of its merger with any other entity, be the surviving entity.

Maintain Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

Maintain Properties. Maintain, keep, and preserve all of its properties (tangible and intangible) including the collateral necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Conduct of Business. Continue to engage in an efficient, prudent, and economical manner in a business of the same general type as now conducted.

Maintain Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business, and business interruption insurance if required by Bank, which insurance may provide for reasonable deductible(s). The Bank shall be named as loss payee (Long Form) on all policies which apply to the Bank’s collateral, and the Borrower shall deliver certificates of insurance at closing evidencing same. All such insurance policies shall provide, and the certificates shall state, that no policy will be terminated without 20 days prior written notice to Bank.

Comply With Laws. Comply in all respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before the delinquency of all taxes, assessments, and governmental charges imposed upon it or upon its property, and all Environmental Laws.

Right of Inspection. Permit the officers and authorized agents of the Bank, at any reasonable time or times in the Bank’s sole discretion, to examine and make copies of the records and books of account of, to visit the properties of the Borrower, and to discuss such matters with any loan agreement officers, directors, managers, members or partners, limited or general of the Borrower, and the Borrower’s independent accountant as the Bank deems necessary and proper.

Reporting Requirements. Furnish to the Bank:

Quarterly Financial Statements and Covenant Compliance Certificates: As soon as available and not more than twenty (20) days after the end of each quarter, balance sheets, statements of income, cash flow, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied and certified as true and correct by an officer, general partner or manager (or member(s)) of the Borrower, as appropriate. Completed covenant compliance certificates will be provided by Borrower with the quarterly financial statements.

Audited Annual Financial Statements: As soon as available and not more than one hundred twenty (120) days after the end of each fiscal year, balance sheets, statements of income, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied. The financial statements must be of the following quality or belter: Unqualified Audited.

Loan Base Report: On or before the fifteenth (15th) day of each month, a Loan Base Report in a form acceptable to Bank signed by the president, chief financial officer, general partner or manager (or member(s)) of the Borrower, as appropriate, and a weekly Loan Base Report as described in Schedule DD hereto.

Notice of Litigation: Promptly after the receipt by the Borrower or any Subsidiary of notice or complaint of any action, suit, and proceeding before any court or administrative agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or any Subsidiary.

Tax Returns: As soon as available each year, complete copies (including all schedules) of all state and federal tax returns filed by Borrower.

Notice of Default: Promptly upon discovery or knowledge thereof, notice of the existence of any event of default under this Agreement or any other Loan Documents.

USA Patriot Act Verification Information: Information or documentation, including but not limited to the legal name, address, tax identification number, driver’s license, and date of birth (if the Borrower is an individual) of the Borrower sufficient for the Bank to verify the identity of the Borrower in accordance with the USA Patriot Act. Borrower shall notify Bank promptly of any change in such information.

Other Information: Such other information as the Bank may from lime to time reasonably request including, but not limited to, the following information: annual income tax returns (including all schedules) for K&R, LLC, K&R Resources, LLC and The Harry Kletter Family Limited Partnership.

Deposit Accounts. Maintain substantially all of its demand deposit/operating accounts with me Bank.

Affirmative Covenants from other Loan Documents. All affirmative covenants contained in any Mortgage, Security Agreement, Assignment of Leases and Rents, or other security document executed by the Borrower, Mortgagors and Debtor which are described in the Modification Agreements described in this Agreement are incorporated herein by reference.

Indemnification. Borrower agrees to indemnify and hold harmless Bank from and against any and all claims, costs, damages, liabilities and expenses which may be incurred by or asserted against Bank in connection with any proceeding arising out of or related to this Loan or the Other Credit Relationship.

Filings. Borrower represents and warrants that its standard practice, with regard to equipment owned by Borrower and leased to its customers, is lo provide public notice of the ownership of the equipment and existence of said leases by filing UCC Financing Statements for items of equipment so leased. Borrower agrees to follow said practice and to direct Subsidiaries to follow said practice for the term of this Agreement as to all its equipment so leased, regardless of whether said equipment is collateral for the Loan or any Other Credit Relationship with Bank.

Guarantor(s) Covenants

          N/A

Financial Covenants

The Borrower covenants and agrees that from the date hereof until payment in full of all indebtedness and the performance of all obligations under the Loan Documents, the Borrower shall at all times maintain the following financial covenants and ratios all in accordance with GAAP unless otherwise specified:

Minimum Tangible Net Worth. A minimum tangible net worth of not less than $16,000,000 as of December 31, 2009, and increasing annually by 40% of all after tax net income for the immediately preceding fiscal year, plus 100% of all new equity issued by the Borrower during the immediately preceding fiscal year, minus $0 for net losses for the immediately preceding fiscal year. Tangible Net Worth is defined as net worth plus obligations contractually subordinated to debts owed to Bank, minus goodwill, contract rights, and assets representing claims on stockholders or affiliated entities for the immediately preceding twelve (12) months.

EBITDA Ratio. Ratio of EBITDA to the preceding twelve (12) months interest expense plus the projected required principal payments on all long-term debt for the next succeeding twelve months on a rolling basis, of not less than 1.25:1.00, to be measured quarterly on a rolling four (4) quarter basis.

Debt/Tangible Net Worth. Ratio of Debt to Tangible Net Worth of not more than 3.50:1.00, to be measured quarterly on a rolling four (4) quarter basis. Tangible Net Worth is defined in Section 5.01 above. Debt is defined as all Borrower’s liabilities minus obligations contractually subordinated to debts owed to Bank.

Negative Covenants

The Borrower covenants and agrees that from the dale hereof and until payment in full of all indebtedness and performance of all obligations under the Loan Documents, the Borrower shall not, without the prior written consent of the Bank:

Liens. Create, incur, assume, or suffer to exist any lien upon or with respect to any of Borrower’s properties, or the properties of any Mortgagor or Debtor securing payment of the Loan, now owned or hereafter acquired, except:

Liens and security interests in favor of the Bank;

Liens for taxes not yet due and payable or otherwise being contested in good faith and for which appropriate reserves are maintained;

Other liens imposed by law not yet due and payable, or otherwise being contested in good faith and for which appropriate reserves are maintained;

Liens securing obligations to any creditor other than Bank not to exceed $1,000,000 per year;

Purchase money security interests on any property hereafter acquired, provided that such lien shall attach only to the property acquired.

The Permitted Liens, as set forth on Exhibit C attached hereto and incorporated herein by reference.

Debt. Create, incur, assume, or suffer to exist additional funded debt, except;

Debt to the Bank;

Debt outstanding on the date hereof and shown on the most recent financial statements submitted to the Bank;

Accounts payable to trade creditors incurred in the ordinary course of business, not to exceed $6,000,000.

Debt secured by purchase money security interests secured only by the asset purchased, not to exceed $1,000,000.

Debt to any creditor other than Bank not to exceed $1,000,000 per year.

Change of Legal Form of Business or Management; Purchase of Assets. Change Borrower’s name or the legal form of Borrower’s business as shown above, whether by merger, consolidation, conversion or otherwise, or change its current management, and Borrower shall not purchase all or substantially all of the assets or business of any Person.

Leases. Create, incur, assume, or suffer to exist any leases, except:

Leases outstanding on the date hereof and showing on the most recent financial statement submitted to the Bank;

Operating Leases for machinery and equipment which do not in the aggregate require payments in excess of $1,000,000 in any fiscal year of the Borrower.

Dividends or Distributions; Acquisition of Capital Stock or Other Ownership Interests. Declare or pay any dividends or distributions of any kind, or purchase or redeem, retire, or otherwise acquire any of Borrower’s capital stock or other ownership interests, now or hereafter outstanding, in excess of $N/A in any fiscal year of the Borrower.

Salaries. Salaries and any other cash compensation to owners/officers/partners/managers shall be limited as follows: N/A.

Guaranties. Assume, guarantee, endorse, or otherwise be or become directly or contingently liable for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

Loans. Loans to directors, officers, partners, members, shareholders, subsidiaries and affiliates shall be limited as follows: limited to $500,000 in the aggregate per year. All such loans to directors, officers, partners, members, shareholders, subsidiaries and affiliates shall be subordinated to the Loan pursuant to subordination agreements in form and substance satisfactory to Bank.

Disposition of Assets. Sell, lease, or otherwise dispose of any of its assets or properties except (i) in the ordinary and usual course of its business and (ii) sales of receivables of North American Stainless to Santander Factoring Y Confirming S.A. EFC.

Transfer of Ownership. If Borrower is a corporation, (a) issue, transfer or sell any new class of stock, or(b) issue, transfer or sell, in the aggregate, from its treasury stock and/or currently authorized but unissued shares of any class of stock, more than 51% of the total number of all such issued and outstanding shares as of the date of this Agreement, If Borrower is a general partnership, limited partnership, limited liability partnership or limited liability company, issue, transfer or sell any interest in Borrower.

Negative Covenants from other Loan Documents. All negative covenants contained in any Mortgage, Security Agreement, Assignment of Leases or Rents, or other security document executed by the Borrower, Mortgagors or Debtor which arc described in the Modification Agreements described in this Agreement are incorporated herein by reference.

Section 7 Hazardous Materials and Compliance with Environmental Laws

Investigation. Borrower hereby certifies that Mortgagors and Borrower have exercised due diligence to ascertain whether their respective real property are or have been affected by the presence of asbestos, oil, petroleum or other hydrocarbons, urea formaldehyde, PCBs, hazardous or nuclear waste, toxic chemicals and substances, or other hazardous materials (collectively, “Hazardous Materials”), as defined in applicable Environmental Laws. Borrower represents and warrants that, to Borrower’s knowledge, except as disclosed in those environmental reports delivered to Bank more particularly described on Exhibit C attached hereto and incorporated herein by reference, there are no such Hazardous Materials contaminating the respective real property of Borrower and Mortgagors, nor, to Borrower’s knowledge, except as disclosed in the aforesaid environmental reports have any such materials been released on or stored on or improperly disposed of on the respective real property of Borrower and Mortgagors during their respective ownership, occupancy or operation thereof. Borrower hereby agrees that, except in strict compliance with applicable Environmental Laws, Borrower shall not and Borrower shall cause Mortgagors to not knowingly permit any release, storage or contamination as long as any indebtedness or obligations to Bank under the Loan Documents remains unpaid or unfulfilled. In addition, except as disclosed in the aforesaid environmental reports Borrower and, to Borrower’s knowledge, Mortgagors do not have or use any underground storage tanks on any of their respective real property which are not registered with the appropriate Federal and/or State agencies and which arc not properly equipped and maintained in accordance with all Environmental Laws. If requested by Bank, Borrower shall provide and shall cause Mortgagors to provide Bank with all necessary and reasonable assistance required for purposes of determining the existence of Hazardous Materials on the Mortgaged Property including allowing Bank access to the Mortgaged Property and access to Borrower’s and Mortgagors’ employees having knowledge of, and to files and records within their control relating to the existence, storage or release of Hazardous Materials on the Mortgaged Property.

Compliance. Borrower agrees to comply and shall cause Mortgagors to comply with all applicable Environmental Laws, including, without limitation, all those relating to Hazardous Materials. Borrower further agrees to provide Bank, and all appropriate Federal and Slate authorities, with immediate notice in writing of any release of Hazardous Materials on any of their respective real property and to pursue diligently to completion all appropriate and/or required remedial action in the event of such release.

Remedial Action. Bank shall have the right, but not the obligation, to undertake all or any part of such remedial action in the event of a release of Hazardous Materials on the Mortgaged Property and to add any expenditures so made to the principal indebtedness secured by the Mortgages. Borrower agrees to indemnify and hold Bank harmless from any and all loss or liability arising out of any violation of the representations, covenants and obligations contained in this Section 7, or resulting from the recording of the Mortgages.

Events of Default

The following shall be “Events of Default” by Borrower or Mortgagors:

The failure to make prompt payment of any installment of principal or interest on any of the Notes when due or payable.

Should any representation or warranty made in the Loan Documents prove to be false or misleading in any material respect.

Should any report, certificate, financial statement, or other document furnished prior to the execution of or pursuant to the terms of this Agreement prove lo be false or misleading in any material respect.

Should the Borrower default on the performance of any other obligation of indebtedness when due or in the performance of any obligation incurred in connection with money borrowed.

Should the Borrower or any Mortgagor breach any covenant, condition, or agreement made under any of the Loan Documents.

Should a custodian be appointed for or take possession of any or alt of the assets of the Borrower, or should the Borrower or any Mortgagor either voluntarily or involuntarily become subject to any insolvency proceeding, including becoming a debtor under the United States Bankruptcy Code, any proceeding to dissolve the Borrower or any Mortgagor, any proceeding to have a receiver appointed, or should the Borrower or any Mortgagor make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of the Borrower’s or any Mortgagor’s assets, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 30 days.

Should final judgment for the payment of money be rendered against the Borrower or any Mortgagor which is not covered by insurance and shall remain undischarged for a period of 30 days unless such judgment or execution thereon be effectively stayed.

Upon the death of, or termination of existence of, or dissolution of Borrower or any Mortgagor or Debtor unless the dissolution of any Mortgagor or Debtor results from its merger into Borrower.

Should the Bank in good faith deem itself, its liens and security interests, if any, or any debt thereunder unsafe or insecure, or should the Bank believe in good faith that the prospect of payment of any debt or other performance by the Borrower or any Mortgagor is impaired.

Should any lien or security interest granted to Bank to secure payment of the Notes terminate, fail for any reason to have the priority agreed to by Bank on the date granted, or become unperfected or invalid for any reason.

Remedies Upon Default

Upon the occurrence of any of the above listed Events of Default, the Bank may at any time thereafter, at its option, take any or all of the following actions, at the same or at different times:

Declare the balance(s) of the Notes to be immediately due and payable, both as to principal and interest, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower, and such balance(s) shall accrue interest at the Default Rate as provided herein until paid in full;

Require the Borrower to pledge additional collateral to the Bank from the Borrower’s assets and properties, the acceptability and sufficiency of such collateral to be determined in the Bank’s sole discretion;

Take immediate possession of and foreclose upon any or all collateral which may be granted to the Bank as security for the indebtedness and obligations of Borrower under the Loan Documents;

Exercise any and all other rights and remedies available to the Bank under the terms of the Loan Documents and applicable law, including the Kentucky Uniform Commercial Code;

Any obligation of the Bank to advance funds to the Borrower or any other Person under the terms of under the Notes and all other obligations, if any, of the Bank under the Loan Documents shall immediately cease and terminate unless and until Bank shall reinstate such obligation in writing.

Miscellaneous Provisions

Definitions.

          “Availability” for the Line of Credit shall mean the lesser of (i) $20,000,000 or (ii) the Collateral Loan Value shown on the Loan Base Report furnished by Borrower to Bank on or before the fifteenth (15th) day of each month as long as this Agreement shall remain in force. The percentages of acceptable collateral, as defined by Bank, which will be used to determine the Collateral Loan Value, shall be the following (unless otherwise set forth in Schedule DD and/or DD-IFA hereto): Eligible Inventory - 55%; Eligible Accounts - 80%.

          “Default Rate” shall mean a rate of interest equal to Bank’s Prime Rate plus five percent (5%) per annum (not to exceed the legal maximum rate) from and after the date of an Event of Default hereunder which shall apply, in the Bank’s sole discretion, to all sums owing, including principal and interest, on such date.

“EBITDA” shall mean earnings before interest, taxes, depreciation and amortization.

          “Environmental Laws” shall mean all applicable federal and state laws and regulations which affect or may affect the Borrower’s and Mortgagor’s real property, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), all such applicable environmental laws and regulations of the Commonwealth of Kentucky and the State of Indiana, as such laws and regulations may be amended from time to time.

          “Loan Documents” shall mean this Agreement including any exhibit and schedule attached hereto, the Notes, the Mortgages, the Security Agreement, all UCC Financing Statements, any Hedge Agreement relative to the Loan or any Other Credit Relationship and all other documents, certificates, and instruments executed in connection therewith, and all renewals, extensions, modifications, substitutions, and replacements thereto and therefor.

          “Person” shall mean an individual, partnership, corporation, trust, unincorporated organization, limited liability company, limited liability partnership, association, joint venture, or a government agency or political subdivision thereof.

          “GAAP” shall mean generally accepted accounting principles as established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, as amended and supplemented from time to time.

          “Hedge Agreement” means any agreement between Borrower and Bank or any affiliate of Bank now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, spot or forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option or any similar transaction or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower’s exposure to fluctuations in interest or exchange rates, loan, credit, exchange, security or currency valuations or commodity prices.

          “Prime Rate” shall mean the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate, which is one of several rate indexes employed by the Bank when extending credit, and may not necessarily be the Bank’s lowest lending rate.

Non-impairment. If any one or more provisions contained in the Loan Documents shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby and shall otherwise remain in full force and effect.

Applicable Law. The Loan Documents shall be construed in accordance with and governed by the laws of the Commonwealth of Kentucky and the State of Indiana, as applicable.

Waiver. Neither the failure or any delay on the part of the Bank in exercising any right, power or privilege granted in the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege which may be provided by law.

Modification. No modification, amendment, or waiver of any provision of any of the Loan Documents shall be effective unless in writing and signed by the Borrower and Bank and, as applicable, Mortgagors and Debtor.

Payment Amount Adjustment. In the event that the Loan referenced herein has a variable (floating) interest rate and the interest rate increases, Bank, at its sole discretion, may at any time adjust the Borrower’s payment amount(s) to prevent the amount of interest accrued in a given period to exceed the periodic payment amount or to cause the Loan to be repaid within the same period of time as originally agreed upon.

Stamps and Fees. The Borrower shall pay all federal or state stamps, taxes, or other fees or charges, if any are payable or are determined to be payable by reason of the execution, delivery, or issuance of the Loan Documents or any security granted to the Bank; and the Borrower agrees to indemnify and hold harmless the Bank against any and all liability in respect thereof.

Attorneys’ Fees. In the event the Borrower or any Mortgagor or Debtor shall default in any of its obligations hereunder and the Bank believes it necessary to employ an attorney to assist in the enforcement or collection of the indebtedness of the Borrower to the Bank, to enforce the terms and provisions of the Loan Documents, to modify the Loan Documents, or in the event the Bank voluntarily or otherwise should become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy Code), the Borrower agrees to pay the reasonable attorneys’ fees of the Bank and all related costs of collection or enforcement that may be incurred by the Bank. The Borrower shall be liable for such attorneys’ fees and costs whether or not any suit or proceeding is actually commenced.

Bank Making Required Payments. In the event Borrower shall fail to maintain insurance, pay taxes or assessments, costs and expenses which Borrower is, under any of the terms hereof or of any Loan Documents, required to pay, or fail to keep any of the properties and assets constituting collateral free from new security interests, liens, or encumbrances, except as permitted herein, Bank may at its election make expenditures for any or all such purposes and the amounts expended together with interest thereon at the Default Rate, shall become immediately due and payable to Bank, and shall have benefit of and be secured by the collateral; provided, however, the Bank shall be under no duty or obligation to make any such payments or expenditures.

Right of Offset. Any indebtedness owing from Bank to Borrower may be set off and applied by Bank on any indebtedness or liability of Borrower to Bank, at any time and from time to time after maturity, whether by acceleration or otherwise, and without demand or notice to Borrower. Bank may sell participations in or make assignments of any Loan made under this Agreement, and Borrower agrees that any such participant or assignee shall have the same right of setoff as is granted to the Bank herein.

UCC Authorization. Borrower authorizes Bank to file such UCC Financing Statements describing the collateral in any location deemed necessary and appropriate by Bank.

Modification and Renewal Fees. Bank may, at its option, charge any fees for modification, renewal, extension, or amendment of any terms of the Notes not prohibited by Kentucky law, and as otherwise permitted by law if Borrower is located in another state.

Conflicting Provisions. If provisions of this Agreement shall conflict with any terms or provisions of any of the Notes or Security Agreement or any schedule attached thereto, the provisions of such Notes or Security Agreement or any schedule attached thereto, as appropriate, shall take priority over any provisions in this Agreement.

Notices. Any notice permitted or required by the provisions of this Agreement shall be deemed to have been given when delivered in writing to the City Executive or any Vice President of the Bank at its offices in Louisville, Kentucky, and to the President of the Borrower at its offices in Louisville, Kentucky, when sent by certified mail and return receipt requested.

Consent to Jurisdiction. Borrower hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement may be instituted in any Kentucky state court or federal court sitting in the Commonwealth of Kentucky, or in such other appropriate court and venue as Bank may choose in its sole discretion. Borrower consents to the jurisdiction of such courts and waives any objection relating to the basis for personal or in rem jurisdiction or to venue which Borrower may now or hereafter have in any such legal action or proceedings.

WAIVER OF JURY TRIAL. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AGREEMENT. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT

BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

Indemnification. The Borrower, for itself and for the Mortgagors, hereby jointly and severally agree to and do hereby indemnify and defend the Bank, its affiliates, their successors and assigns and their respective directors, officers, employees and shareholders, and do hereby hold each of them harmless from and against, any loss, liability, lawsuit, proceeding, cost, expense or damage (including reasonable in-house and outside counsel fees, whether suit is brought or not) arising from or otherwise relating to the closing, disbursement, administration, or repayment of the Loans, including without limitation: (i) the failure to make any payment to the Bank promptly when due, whether under the Notes evidencing the Loans or otherwise; (ii) the breach of any representations or warranties to the Bank contained in this Agreement or in any other Loan Documents now or hereafter executed in connection with the Loans; or (iii) the violation of any covenants or agreements made for the benefit of the Bank and contained in any of the Loan Documents; provided, however, that the foregoing indemnification shall not be deemed to cover any loss which is finally determined by a court of competent jurisdiction to result solely from the Bank’s gross negligence or willful misconduct.

Counterparts. This Agreement may be executed by one or more parties on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Entire Agreement. The Loan Documents embody the entire agreement among Borrower, Mortgagors, Debtor and Bank with respect to the Loans, and there are no oral or parol agreements existing between Bank and Borrower with respect to the Loans which are not expressly set forth in the Loan Documents.

[SIGNATURES ON FOLLOWING PAGE]

Signature Page

IN WITNESS WHEREOF, Bank, Borrower and BB&T Bankcard have caused this Agreement to be duly executed under seal all on the date first above written.

BORROWER:
INDUSTRIAL SERVICES AMERICA, INC.

/s/ David Saffer	By:	/s/ Harry Kletter

WITNESS		Harry Kletter, Chief Executive Officer

BANK:
BRANCH BANKING AND TRUST COMPANY

/s/ David Saffer	By:	/s/ Johnny L. Perry

WITNESS		Johnny L. Perry, Senior Vice President

BB&T BANKCARD:
BB&T BANKCARD CORPORATION

/s/ David Saffer	By:	/s/ Johnny L. Perry

WITNESS		Johnny L. Perry, Senior Vice President

EXHIBIT A

SUBSIDIARIES

1.	Computerized Waste Systems, LLC, a Kentucky limited liability company

2.	ISA Indiana, Inc., an Indiana corporation

3.	ISA Indiana

4.	ISA Logistics LLC, a Kentucky limited liability company

5.	ISA Real

6.	ISA Recycling, LLC, a Kentucky limited liability company

7.	Waste Equipment Sales & Service Co., LLC, a Kentucky limited liability company

8.	7021 Grade

9.	7124 Grade Lane LLC, a Kentucky limited liability company

10.	7200 Grade Lane LLC, a Kentucky limited liability company

EXHIBIT B LITIGATION

All American Recycling, Inc. and R. D. Burton and Donna Burton v. Industrial Services of America, Inc., et al., Jefferson Circuit Court, Case No. 06-C-04701.

EXHIBIT C

PERMITTED LIENS

Debtor	Secured Party	Collateral	File Number	Filing Location

Industrial Services of America, Inc.	Inter-Tel Leasing, Inc.	Axxess Telephone System (Lease)	200407556840	Florida Secretary of State

Industrial Services of America, Inc.	VFS US LLC	2006 Volvo L70E, Serial Number ending in last four numbers of 1255	200602820179	Florida Secretary of State

Industrial Services of America, Inc.	VFS US LLC	2006 Volvo MC80 Skid Steer, Serial Number ending in last four numbers of 1006	200604375059	Florida Secretary of State

Industrial Services of America, Inc.	BB&T Bankcard Corporation	Accounts, Inventory, Equipment (except Rental Fleet), Deposit Accounts, General Intangibles and Proceeds	200604449508	Florida Secretary of State

Industrial Services of America, Inc.	Branch Banking and Trust Company	Accounts, Inventory, Equipment (except Rental Fleet), Deposit Accounts, General Intangibles and Proceeds	200604449516	Florida Secretary of State

Industrial Services of America, Inc.	VFS US LLC	2007 Volvo MC80B Skid Steer, Serial Number ending in last four numbers of 1160	200706132015	Florida Secretary of State

Industrial Services of America, Inc.	Branch Banking and Trust Company	Rental Fleet Equipment	200808294715	Florida Secretary of State

Industrial Services of America, Inc.	Branch Banking and Trust Company	Shredder	200808437605	Florida Secretary of State

Industrial Services of America, Inc.	Branch Banking and Trust Company	Crane, Serial #194-43981	200809428693	Florida Secretary of State

Industrial Services of America, Inc.	Komatsu Financial and Brandeis Machinery and Supply Company	One Komatsu Excavator, PC 220LC-8, S/N 70100	2007223395114	Kentucky Secretary of State

Industrial Services of America, Inc.	Apollo Oil LLC	Specific Equipment as described therein	2008236011508	Kentucky Secretary of State